UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2026

SKY QUARRY INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42296	84-1803091
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

707 W. 700 South, Suite 1

Woods Cross, UT 84087

(Address of principal executive office) (Zip Code)

(424) 394-1090

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	SKYQ	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on January 12, 2026, pursuant to an “at-the-market” prospectus (the “Prospectus”) contained in Sky Quarry Inc.’s (the “Company”) shelf registration statement on Form S-3 (File No. 333-291721) (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 21, 2025, the Company entered into a Sales Agreement (the “Sales Agreement”) with Cantor Fitzgerald & Co. (“Cantor”), to offer and sell shares (the “ATM Shares”) of its common stock, par value $0.0001 per share (the “Common Stock”), through or to Cantor, acting as principal and/or sales agent (the “ATM Program”).

On April 22, 2026, the Company entered into that certain Amended and Restated Sales Agreement (the “A&R Sales Agreement”) with Muriel Siebert & Co., LLC (“Siebert” or the “Agent”), pursuant to which Siebert relaced Cantor as the principal and/or the sole designated sales agent. The material terms and conditions of the A&R Sales Agreement otherwise remain unchanged.

Subject to the terms and conditions of the A&R Sales Agreement, the Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the ATM Shares from time to time, based upon the Company’s instructions. The Company has provided the Agent with customary indemnification and contribution rights in favor of the Agent, and the Agent will be entitled to a commission of 3.0% of the gross proceeds from each sale of the ATM Shares effectuated pursuant to the A&R Sales Agreement.

Sales of the ATM Shares, if any, under the A&R Sales Agreement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act of 1933, as amended, or by any other method permitted by the A&R Sales Agreement and applicable law. The Company has no obligation to sell any of the ATM Shares and may at any time suspend offers under the A&R Sales Agreement or terminate the A&R Sales Agreement.

This description of the A&R Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Sales Agreement, which is attached hereto as Exhibit 1.1 and incorporated by reference herein.

The Common Stock to be sold under the A&R Sales Agreement, if any, will be issued and sold pursuant to the Registration Statement, which was declared effective by the SEC on December 18, 2025. On January 12, 2026, the Company filed a prospectus supplement to the Registration Statement with the SEC in connection with the offer and sale of the ATM Shares, having an aggregate sales price of up to $4,700,000, pursuant to the Sales Agreement. On April 22, 2026, the Company filed a prospectus supplement to the Registration Statement with the SEC in connection with the offer and sale of the ATM Shares, updating the aggregate sales price to up to $12,600,000, pursuant to the A&R Sales Agreement.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any shares of Common Stock nor shall there be any sale of shares of Common Stock in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction. The legal opinion of Winston & Strawn LLP relating to the legality of the issuance and sale of the ATM Shares pursuant to the ATM Program is attached as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
1.1	Amended and Restated Sales Agreement, dated as of April 22, 2026, by and between the Company and Muriel Siebert & Co., LLC.
5.1	Opinion of Winston & Strawn LLP.
23.1	Consent of Winston & Strawn LLP (included in the opinion filed as Exhibit 5.1).
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sky Quarry Inc.

Dated: April 22, 2026	By:	/s/ Marcus Laun
	Name:	Marcus Laun
	Title:	President, Interim Chief Executive Officer and Interim Chief Financial Officer